As filed with the Securities and Exchange Commission on November 2, 2015
Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ROYAL BANK OF CANADA
(Exact Name of Registrant as Specified in Its Charter)
Canada (State or Other Jurisdiction of Incorporation or Organization)	200 Bay Street Royal Bank Plaza Toronto, Ontario Canada, M5J 2J5 Tel: 416-955-7806 (Address and telephone number of Registrant's principal executive offices)	13-5357855 (I.R.S. Employer Identification Number) 6029 (Primary Standard Industrial Classification Code Number (if applicable))
CITY NATIONAL BANK PROFIT SHARING PLAN
 (Full Title of Plan)

Daniel L. Torbenson
Royal Bank of Canada
30 Hudson Street
Jersey City, New Jersey, USA 07302-4600
Tel: 212-437-9264
(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:
Paul D. Guthrie Royal Bank of Canada 200 Bay Street Royal Bank Plaza Toronto, Ontario Canada, M5J 2J5 Tel: 416-974-6516	Donald R. Crawshaw Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004 Tel: 212-558-4000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

☒ Large Accelerated Filer	☐ Accelerated Filer
☐ Non-Accelerated Filer (Do not check if smaller reporting company)	☐ Smaller Reporting Company

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Number Of Shares To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee
Common shares, without par value, issuable under the City National Bank Profit Sharing Plan	2,391,094	$56.80	$135,814,139.20	$13,676.49

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any of the registrant's common shares which become issuable under the above-named plan by reason of any share dividend, share split, recapitalization or other similar transaction effected without the receipt of consideration and which results in an increase in the number of the registrant's outstanding common shares. In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2)	Estimated solely for the purpose of calculating the registration fee. Such estimate has been computed in accordance with Rule 457(c) and Rule 457(h) under the Securities Act, based upon the average of the high and low price of the common shares of beneficial interest of Royal Bank of Canada as reported in the consolidated reporting system on October 27, 2015.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
Item 1. Plan Information.
The documents containing information specified in Part I of Form S-8 will be sent or given to participants in the plan listed on the cover of this Registration Statement (the “Plan”) as specified by Rule 428(b)(1) of the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Those documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
Item 2. Registrant Information and Employee Plan Annual Information.
Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the Section 10(a) prospectus), other documents required to be delivered to eligible participants pursuant to Rule 428(b) or additional information about the Plan are available without charge. Requests should be directed to Royal Bank of Canada, 200 Bay Street, Royal Bank Plaza, Toronto, Ontario, Canada M5J 2J5, Attention: Corporate Secretary (telephone: (416) 955-7806).
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The Registrant and the Plan hereby incorporate by reference into this Registration Statement the following documents previously filed with the Commission (excluding any portions of such documents that have been “furnished” but not “filed”) pursuant to the Securities Exchange Act of 1934 as amended (the “Exchange Act”):
RBC Filings with the Commission	Period and/or Filing Date
Annual Report on Form 40-F	Year ended October 31, 2014, as filed December 3, 2014
Description of the Registrant's common shares contained under the heading “Description of Capital Structure” in Exhibit 1 (the Royal Bank of Canada Annual Information Form dated December 2, 2014) to the Form 40-F
Filed December 3, 2014
Report of Foreign Private Issuer on Form 6-K (which has as an exhibit RBC's Material Change Report)*	Filed January 23, 2015
Report of Foreign Private Issuer on Form 6-K*	Filed February 25, 2015
Report of Foreign Private Issuer on Form 6-K*	Filed April 1, 2015
Report of Foreign Private Issuer on Form 6-K*	Filed April 22, 2015
Report of Foreign Private Issuer on Form 6-K*	Filed May 28, 2015
City National Corporation Annual Report on Form 11-K	Filed June 29, 2015
Report of Foreign Private Issuer on Form 6-K*	Filed August 26, 2015
--------------
* Other than the portions of those documents not deemed to be filed.

All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities covered hereby then remaining unsold, shall be deemed to be incorporated by reference in, and to be part of, this Registration Statement from the filing date of each such document. Any statement, including financial statements, contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Unless expressly incorporated into this Registration Statement, a report furnished on Form 6-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement.
Item 4. Description of Securities.
Not Applicable. The common shares are registered under Section 12(b) of the Exchange Act.
Item 5. Interests of Named Experts and Counsel.
Not Applicable.
Item 6. Indemnification of Directors and Officers.

RBC's by-laws provide that RBC will indemnify a director or officer of RBC or a former director or officer of RBC, or a person who acts or acted at RBC's request as a director or officer of an entity of which RBC is or was a shareholder or creditor, and such person's heirs and legal representatives (the “indemnified persons”), against all costs, charges, expenses and taxes, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by such person in respect of any civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been a director or officer of RBC or such an entity and including all taxes, duties, imposts or governmental charges whatsoever (“taxes”) levied on amounts paid to so indemnify such person against such costs, charges, expenses and taxes if: (i) the indemnified person acted honestly and in good faith with a view to the best interests of RBC; and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, such person had reasonable grounds for believing that such person's conduct was lawful. RBC's by-laws further provide that the foregoing indemnification will not apply in respect of an action by or on behalf of RBC to obtain a judgment in its favor unless the approval of a court is obtained as required by the Bank Act. RBC will exercise all reasonable efforts to obtain or assist in obtaining such approval.

Under the Bank Act, the indemnified persons referred to above are entitled to indemnity from RBC in respect of all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the person in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the person is subject because of their association with RBC or another entity, if the person seeking indemnity:

•	was not judged by the court or other competent authority to have committed any fault or omitted to do anything they ought to have done; and

•	fulfills the conditions set out in (i) and (ii) above.

RBC has obtained director's and officer's liability insurance coverage, which, subject to policy terms and limitations, provides indemnification and reimbursement coverage for directors and officers of RBC in certain circumstances where RBC is unable to provide indemnification to such directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption From Registration Claimed.
Not applicable.
Item 8. Exhibits.
The exhibits listed in the exhibit index beginning immediately following the signature pages hereto are filed herewith or incorporated herein by reference.
Item 9. Undertakings.
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of the securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Toronto, Province of Ontario, Canada, on November 2, 2015.
ROYAL BANK OF CANADA

By:	/s/ Janice R. Fukakusa
	Name:	Janice R. Fukakusa
	Title:	Chief Administrative Officer and Chief Financial Officer
Pursuant to the requirements of the Securities Act, the trustee of the plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Los Angeles, California, on November 2, 2015.

CITY NATIONAL BANK, TRUSTEE

By:	/s/ Michael Nunnelee
	Name:	Michael Nunnelee
	Title:	Senior Vice President

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in Toronto, Canada, in the capacities and on the dates indicated.
Signature	Title	Date

/s/ David I. McKay	President and Chief Executive Officer	November 2, 2015
David I. McKay

/s/ Janice R. Fukakusa	Chief Administrative Officer and Chief Financial Officer (principal financial officer)	November 2, 2015
Janice R. Fukakusa

/s/ Rod Bolger	Executive Vice President, Finance and Controller (principal accounting officer)	November 2, 2015
Rod Bolger

*	Chair of the Board	November 2, 2015
Kathleen P. Taylor

*	Director	November 2, 2015
W. Geoffrey Beattie

*	Director	November 2, 2015
Jacynthe Côté

*	Director	November 2, 2015
Toos N. Daruvala

*	Director	November 2, 2015
David F. Denison

*	Director	November 2, 2015
Richard L. George

*	Director	November 2, 2015
Alice D. Laberge

*	Director	November 2, 2015
Michael H. McCain

*	Director	November 2, 2015
Heather Munroe-Blum

*	Director	November 2, 2015
J. Pedro Reinhard

*	Director	November 2, 2015
Thomas A. Renyi

*	Director	November 2, 2015
Edward Sonshine

*	Director	November 2, 2015
Bridget A. van Kralingen

*	Director	November 2, 2015
Thierry Vandal

*	Director	November 2, 2015
Victor L. Young

* David I. McKay, by signing his name hereto, does sign this document on behalf of the above-noted individuals, pursuant to power of attorney duly executed by such individuals which has been filed as an exhibit to this registration statement.

By:	/s/ David I. McKay
	Name:	David I. McKay
	Title:	Attorney-In-Fact

AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has duly caused this registration statement to be signed on its behalf by the undersigned, solely in his capacity as the duly authorized representative of Royal Bank of Canada in the United States, in the City of New York, State of New York, on November 2, 2015.

/s/ Daniel L. Torbenson
Daniel L. Torbenson
Authorized Representative in the United States

EXHIBIT INDEX

Exhibit Number	Description

4.1
Royal Bank of Canada By-Laws adopted January 8, 1981, with revisions to March 31, 2006 (this Exhibit is incorporated by reference from Exhibit 4.1 of the Registrant's Form S-8 filed on December 7, 2011)

4.2	City National Bank Profit Sharing Plan, as amended and restated, effective from and after January 1, 2010

5.1	Internal Revenue Service determination letter dated November 7, 2014 that the Plan is qualified under Section 401 of the Internal Revenue Code

23.1	Consent of Deloitte LLP

23.2	Consent of KPMG LLP

24.1	Powers of Attorney